Exhibit 21
SUBSIDIARIES OF THE COMPANY
(As of April 30, 2018)1

Subsidiaries	State or Jurisdiction of Incorporation or Organization
BHPB Service, LLC	Delaware
BHPI Service, LLC	Delaware
Big Heart Distribution, LLC	Delaware
Big Heart Manufacturing, LLC	Delaware
Big Heart Pet Brands, Inc.	Delaware
Big Heart Pet Foods, LLC	Delaware
Big Heart Pet, Inc.	Delaware
Big Heart Retail Sales, LLC	Delaware
Big Heart Services, LLC	Delaware
Big Heart, LLC	Delaware
CAFÉ Holding, LLC	Ohio
Fantasia Confections, Inc.	California
Folgers Café Servicos de Pesquisas, Ltda.	Brazil
J.M. Smucker de Mexico, S.A. de C.V.	Mexico (domesticated in Delaware)
J.M. Smucker Holdings, LLC	Ohio
J.M. Smucker LLC	Ohio
JMS Foodservice, LLC	Delaware
Juice Creations Co.	Ohio
King Kelly, LLC	Ohio
Knudsen & Sons, Inc.	Ohio
Martha White Foods, Inc.	Delaware
Mary Ellen’s, Incorporated	Ohio
Meow Mix Decatur Production I LLC	Delaware
Milo’s Kitchen, LLC	Delaware
Natural Balance Organic Formulas, LLC	California
Natural Balance Pet Foods, Inc.	California
Nature’s Recipe, LLC	Delaware
Rowland Coffee Roasters, Inc.	Ohio
Sahale Snacks, Inc.	Delaware
Santa Cruz Natural Incorporated	California
Simply Smucker’s, Inc.	Ohio
Smucker Coffee Silo Operations, LLC	Louisiana
Smucker Direct, Inc.	Ohio
Smucker Foods de Mexico, S. de R.L. de C.V.	Mexico
Smucker Foods Holding Company	Ohio
Smucker Foods of Canada Corp.	Canada
Smucker Foods, Inc.	Delaware
Smucker Foodservice, Inc.	Delaware
Smucker Foodservice Operations, Inc.	Delaware
Smucker Fruit Processing Co.	Ohio
Smucker Holdings, B.V.	Netherlands
Smucker Holdings, Inc.	Ohio
Smucker Hong Kong Limited	Hong Kong
Smucker International Holding Company	Ohio
Smucker International, Inc.	Ohio
Smucker International (Shanghai) Co., Ltd.	China
Smucker Manufacturing, Inc.	Ohio
Smucker Mexico, LLC	Ohio
Smucker Natural Foods, Inc.	California
Smucker Netherlands, C.V.	Netherlands
Smucker Retail Foods, Inc.	Ohio
Smucker Sales and Distribution Company	Ohio
Smucker Services Company	Ohio
The Dickinson Family, Inc.	Ohio
The Folger Coffee Company	Ohio
The Folgers Coffee Company	Delaware
truRoots, Inc.	California

1 Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain subsidiaries of the Company have been omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of April 30, 2018.